EXHIBIT 10.1(o)

                         EXECUTIVE EMPLOYMENT CONTRACTS

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made as of the 31 day of July,2000 between TLC THE LASER CENTER INC., a corporation incorporated under the laws of the Province of Ontario (the "Corporation"), and Thomas G. O'Hare (the "Employee").

      WHEREAS, the Corporation and the Employee wish to enter into this Agreement to set forth the rights and obligations of each of them with respect to the Employee's employment with the Corporation;

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Employee agree as follows:

      1. Definitions

      1.1. In this Agreement,

      1.1.1."Affiliate" has the meaning attributed to such term in the Business Corporations Act (Ontario) as the same may be amended from time to time, and any successor legislation thereto;

      1.1.2. "Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof," "herein," "hereto," "hereunder," "hereby" and similar expressions

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      refer to this agreement and unless otherwise indicated, references to sections are to sections in this agreement;

      1.1.3. "Salary" has the meaning attributed to such term in section 5.1;

      1.1.4. "Benefits" has the meaning attributed to such term in section 5.4;

      1.1.5. "Business Day" means any day, other than Saturday, Sunday or any holiday on which the employees of the Corporation are not required to report for work;

      1.1.6. "Change of Control" for the purposes of this Agreement shall be deemed to have occurred when:

                  1.1.6.1. any Person acquires or becomes the beneficial owner of, or a combination of Persons acting jointly and in concert acquires or becomes the beneficial owner of, directly or indirectly, more than 40% of the voting securities of the Corporation, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect;

                  1.1.6.2. the Corporation amalgamates with one or more
            corporations other than a Subsidiary;

                  1.1.6.3. the Corporation sells, leases or otherwise disposes of all or substantially all of its assets, whether pursuant to one or more transactions;

                  1.1.6.4. any Person not part of existing management of the
            Corporation or any Person not controlled by the Corporation or by any Affiliate enters into any arrangement to provide management services to the Corporation which results in either (i) the termination by the Corporation of the employment


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            of any two of the Chief Executive Officer, Chief Operating Officer,
            Chief Financial Officer and General Counsel for any reason other than Just Cause; or (ii) the termination by the Corporation for any reason other than Just Cause of the employment of all such senior executive personnel for any reason other than Just Cause within six months of the date that such arrangement is entered into;

                  1.1.6.5. the Corporation enters into any transaction or
            arrangement which would have the same or similar effect as the transactions referred to in 1.1 .6.1, 1.1.6.2, 1.1.6.3 or 1.1.6.4 above.

      1.1.7. "Confidential Information" means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business or affairs of the Corporation or any of its Subsidiaries which the Corporation treats as confidential or proprietary;

      1.1.8. "Disability" means the mental or physical state of the Employee such that the Employee has been unable as a result of illness, disease, mental or physical disability or similar cause to fulfill his obligations under this Agreement for any 6 month period (whether or not consecutive) in any consecutive 12 month period;

      1.1.9. "Employment Period" has the meaning attributed to such term in section 4;

      1.1.10 "Good Reason" means:

                  1.1.10.1. without the consent of the Employee, any material change or series of material changes in the responsibilities or status of the Employee with the Corporation, such that immediately after such change or series of changes the responsibilities and status of the Employee are materially diminished in comparison to his responsibilities and status immediately prior to such change or


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            series of changes, except in connection with the termination of the
            Employee's employment by the Corporation for Just Cause or in connection with the Employee's death, Disability or Retirement or a voluntary resignation by the Employee other than a resignation for Good Reason;

                  1.1.10.2. a reduction (or series of reductions) of more than ten percent in the aggregate by the Corporation in the Employee's Salary as in effect on the date hereof or as the same may be increased from time to time;

                  1.1.10.3. the taking of any action by the Corporation which would materially adversely affect the Employee's participation in, or materially reduce the Employee's Benefits and other similar plans in which the Employee is participating at the date hereof (or such other plans as may be implemented after the date hereof that provide the Employee with substantially similar benefits), or the taking of any action by the Corporation which would deprive the Employee of any material fringe benefit enjoyed by him at the date hereof;

                  1.1.10.4. without the Employee's consent, the requirement that the Employee be based for employment purposes anywhere other than the Corporation's principal executive offices except for required travel on the Corporation's business;

         1.1.11. "Just Cause" means the willful failure of the Employee to properly carry out his duties after written notice by the Corporation of the failure to do so and an opportunity for the Employee to correct the same within 30 days from the date of receipt of such written notice from the Corporation, or theft, fraud or dishonesty or material misconduct


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      by the Employee involving the property, business or affairs of the
      Corporation or its Subsidiaries or the carrying out of the Employee's duties;

      1.1.12. "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, LLC or other similar entity company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

      1.1.13 "Restricted Period" means, as the case may be, (i) the Salary Continuance Period provided for in section 9; (ii) one year if the employment of the Employee is terminated pursuant to section 10.2; or
      (iii) two years if the employment of the Employee is terminated pursuant to section 10.3 hereof;

      1.1.14. "Retirement" means Retirement in accordance with the Corporation's retirement policy;

      1.1.15 "Salary Continuance Period" has the meaning ascribed to such term in section 9 hereof;

      1.1.16 "Subsidiaries" has the meaning attributed to such term by the Business Corporations Act (Ontario) as the same may be amended from time to time and any successor legislation thereto;

      1.1.17 "Year of Employment" means any 12 month period commencing on August 7, 2000 or on any anniversary of such date.

2. Employment of the Employee

      The Corporation shall employ the Employee, and the Employee shall serve the Corporation, in the position of President and Chief Operating Officer on the conditions and for


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the remuneration hereinafter set out. In such position, the Employee shall perform and fulfill such duties and responsibilities as the Corporation may designate from time to time, including, without limitation, those duties set out in Schedule 2.1 hereof. The Employee shall report to the Chief Executive Officer of the Corporation.

3. Performance of Duties

      During the Employment Period, the Employee shall faithfully, honestly and diligently serve the Corporation and its Subsidiaries as contemplated above. The Employee shall devote all of his working time and attention to his employment hereunder and shall use his best efforts to promote the interests of the Corporation. Notwithstanding the foregoing, provided that such activities take only a minimal amount of time, the Employee will continue to be permitted to serve on the Board of Directors of the Fleming/Outback Steakhouse Joint Venture.

4. Employment Period

      Subject to the terms and conditions hereinafter provided, the term of the Executive's employment shall commence on August 7, 2000 (the "Effective Date"). Upon the Effective Date, the Executive's employment shall continue for a term of three years unless and until sooner terminated under the conditions of Section 8 (the "Employment Period"). Provided that the Agreement has not been terminated in accordance with the provisions of Section 8 on each anniversary after the initial three year term of the Effective Date, the Agreement shall automatically be extended for a period of 12 months unless either party gives the other party 3 months written notice prior to the end of such 12 month period that the term shall not be extended for a further period of 12 months.

5. Remuneration

5.1. Salary. The Corporation shall pay the Employee an annual salary minus applicable deductions and withholdings, in respect of each Year of Employment in the Employment Period calculated at the rate of $325,000 per annum (the "Salary"), payable in equal installments according to the Corporation's regular payroll practices. The Salary shall, in the sole and absolute discretion of the board of directors of the Corporation, be subject to an increase on the basis of an annual review, and the first such review shall occur no later than September 30, 2001.

5.2 Bonus Remuneration.

5.2.1 Signing Bonus. On the Effective Date, the Corporation shall pay to the Employee a signing bonus of $50,000 (the "Signing Bonus"). The Signing Bonus shall be satisfied through a payment of a cash bonus of $15,000 and the total number of common shares of the Corporation


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that is equal to $35,000 divided by the closing price of such shares on NASDAQ on the Effective Date. Upon issuance the shares shall, subject to the provisions of any applicable securities laws, be fully vested and shall not be subject to any restrictions.

5.2.2 Performance Bonus. The Executive shall, in respect of each Year of Employment during the Employment Period, be entitled to bonus remuneration on the basis set out in Schedule 5.2.

5.3. Stock Options. Upon the execution date of this Agreement, the Employee will be granted 250,000 stock options. One third of such options shall vest on each of the first, second, and third anniversaries of the Effective Date. These options will be subject to the terms of the Corporation's share option plan and will be exercisable for a period of five years from the date that such options vest. In addition to the stock options granted to the Employee on the date hereof, the Employee shall, in respect of each Year of Employment, receive such stock options, if any, as the board of directors of the Corporation, in its sole and absolute discretion may, pursuant to the terms of the Corporation's share option plan, authorize; provided, however, that the first such grant shall be considered after the third anniversary of the Effective Date.

5.4. Benefits. The Corporation shall provide to the Employee, in addition to Salary and stock options, if any, the benefits (the "Benefits"') described in
Schedule 5.4, such Benefits to be provided in accordance with and subject to the terms and conditions of the applicable plan relating thereto in effect from time to time.

5.5. Pro-Rata Entitlement in the Event of Termination. If the Employee's employment is terminated pursuant to section 8 or section 10 or if the Employee dies during the Employment Period, the Employee shall be entitled to receive in respect of his entitlement to Salary, and the Corporation shall be required to pay in respect thereof, only that portion of the Salary in respect


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of the Year of Employment representing the number of days the Employee actually worked. For greater certainty, the Employee shall not be entitled to any bonus in the event that his employment is terminated pursuant to section 8 or 10 hereof.

6. Expenses

      Subject to the terms of the Corporation's expense policy, the Corporation shall pay, or reimburse the Employee for, all authorized and appropriate travel and out-of-pocket expenses reasonably incurred or paid by the Employee in the performance of his duties and responsibilities, upon presentation of expense statements or receipts or such other supporting documentation as the Corporation may reasonably require.

7. Vacation

      The Employee shall be entitled during each Year of Employment, during the Employment Period to vacation with pay of five weeks. Vacation shall be taken by the Employee at such time(s) as may be acceptable to the Corporation. Except with the prior written consent of the Chief Executive Officer (i) no more than two weeks of vacation shall be taken consecutively, and (ii) the vacation entitlement earned in a Year of Employment cannot be carried forward to a subsequent Year of Employment. Notwithstanding the foregoing, in the event that the Employee's employment is terminated pursuant to section 8 or section 10, the Employee shall not be entitled to receive any payment in lieu of any vacation to which he was entitled and which had not already been taken by him.

8. Termination

8.1. Notice. The Employee's employment may, subject to section 10 hereof, be terminated at any time:


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8.1.1 by the Corporation without prior notice and without obligation to the
Employee for reasons of Just Cause;

8.1.2. by the Corporation for any reason other than Just Cause, including the occurrence of Disability;

8.1.3. or by the Employee on one month's notice to the Corporation. The Employee's employment shall be automatically terminated, without further obligation to the Employee, in the event of his death.

8.2. Effective Date. The effective date on which the Employee's employment shall be terminated shall be:

8.2.1. in the case of termination under section 8.1.1 or 8.1.2, the day the Employee is deemed, under section 17, to have received notice from the Corporation of such termination;

8.2.2 in the case of termination under section 8.1.3, on the date one month after notice to the Corporation; and

8.2.3. in the event of the death of the Employee, on the date of his death.

9. Rights of Employee on Termination

      Where the Employee's employment under this Agreement has been terminated by the Corporation under section 8.1.2, the Employee shall be entitled, upon receipt by the Corporation of a release in a form acceptable to the Corporation, to continue to receive from the Corporation, in addition to accrued but unpaid Salary, if any, Salary and Benefits for a period of 18 months following the date the Employee received notice of termination (the "Salary Continuance Period"). At the end of each month during the Salary Continuance Period, the Employee agrees to provide the Corporation with a statement of all income that the Employee earned during that


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month from the Employee's employment or self-employment activities. The amount payable to the Employee hereunder by the Corporation in the month following receipt of such statement will be reduced by one dollar for each two dollars of income that the Employee received in the preceding month. If, during any consecutive 12-month period in the Salary Continuance Period, the Employee earns an amount that is equal to or greater than the Salary that the Employee earned while he was employed by the Corporation, the Employee will be paid a lump sum equal to 50% of the remaining payments provided for hereunder. For greater certainty, payments made to the Employee in respect of his prior employment with Host Marriott Services Corporation shall not be included in any determination of the Employee's earnings pursuant to this section 9.

      Except as provided above in this section and subject to section 10, where the Employee's employment has been terminated by the Employee or by the Corporation for any reason, the Employee shall not be entitled to receive any payment as severance pay, in lieu of notice, or as damages.

10. Change of Control

10.1. Termination of Employment by the Corporation for Just Cause. Following a Change of Control, the Corporation may terminate the Employee's employment at any time without notice or further obligations to the Employee under this Agreement for reasons of Just Cause. Following a Change of Control the Employee shall not be deemed to have been terminated for Just Cause unless and until there has been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the board of directors of the Corporation (excluding the Employee if the Employee is at the time a director of the Corporation) at a meeting of the board called and held for the purpose (after reasonable notice to the Employee), finding that in the good faith opinion of the Board the


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Employee's conduct constituted Just Cause and specifying the particulars thereof. The date on which such resolution is given to the Employee shall be the effective date of any termination pursuant to this section 10.1.

10.2. Termination by the Employee Without Good Reason. Notwithstanding the provisions of section 8 hereof, if at any time within six months following a Change of Control the Employment of the Employee is voluntarily terminated by the Employee for any reason other than (i) Good Reason, Disability, death, or Retirement; or (ii) by the Corporation for Just Cause, the Employee shall be entitled to receive, and the Corporation shall pay to the Employee immediately following termination, a cash amount equal to the Employee's annual Salary, less applicable deductions and withholdings.

10.3. Termination of Employment Without Just Cause or for Good Reason. Notwithstanding the provisions of section 8 and section 10.2 hereof, if at any time within 24 months following a Change of Control, the Employee's employment is terminated, (i) by the Corporation other than for Just Cause; or (ii) by the Employee for Good Reason, the following provisions shall apply:

10.3.1. the Employee shall be entitled to receive, and the Corporation shall pay to the Employee immediately following termination, a cash amount equal to two times the Employee's annual Salary, less applicable deductions and withholdings;

10.3.2. if at the date of termination of the Employee's employment, the Employee holds options for the purchase of shares under a share option plan, all options so held shall, notwithstanding the terms of the Corporation's share option plan,
(i) immediately vest to the extent they have not already vested at such date; and (ii) (A) continue to be held on the same terms and conditions as if the Employee continued to be employed by the Corporation or (B) if the Employee so elects in


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writing within 90 days after the date of termination, be purchased by the
Corporation at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options exceeds the aggregate option price for such shares, provided that for this purpose, "fair market value" means the higher of: (i) the average of the closing prices for the shares of the same class of the Corporation on NASDAQ for each of the last 10 days prior to the date that the Employee's employment was terminated; and (ii) if the Change of Control involved the purchase and sale of such shares, the average value of the cash consideration paid to the shareholders of the Corporation in connection with the transactions resulting in the Change of Control.

      For purposes of this Agreement, the Employee's employment shall be deemed to have been terminated following a Change of Control by the Corporation without Just Cause or by the Executive with Good Reason, if (i) the Employee's employment is terminated by the Corporation without Just Cause prior to a Change of Control and such termination was at the request or direction of a Person who has entered into an agreement with the Corporation or any shareholder of the Corporation, the consummation of which would constitute a Change of Control;
(ii) the Employee terminates his employment with Good Reason prior to a Change of Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of a Person who has entered into an agreement with the Corporation or any shareholder of the Corporation, the consummation of which would constitute a Change of Control; or (iii) the Employee's employment is terminated by the Corporation without Just Cause prior to a Change of Control and the Employee reasonably demonstrates that such termination is otherwise in connection with or in anticipation of a Change of Control which actually occurs.


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For greater certainty, this section 10(3) does not apply in the event of the termination of the employment of the Employee as a result of death, Disability or Retirement or by the Corporation for Just Cause or, subject to section 10.2, by the Employee without Good Reason.

10.4 Limitation on Payments Following a Change in Control

      Notwithstanding any other provision of this Agreement, if any payment to or for the benefit of the Employee under this Agreement either alone or together with other payments to or for the benefit of the Employee would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), the payments under this Agreement shall be reduced to the largest amount that will eliminate both the imposition of the excise tax imposed by Section 4999 of the Code and the disallowance of deductions to the Company under Section 280G of the Code for any such payments. The amount and method of any reduction in the payments under this Agreement pursuant to this Section 10.4 shall be as reasonably determined by the Compensation Committee of the Board of Directors of the Company.

10.5 No Obligation to Mitigate

      The Employee shall not be required to mitigate the amount of any payment or Benefits provided for in this Agreement by seeking other employment or otherwise, nor (except as specifically provided herein), shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as a result of employment by another employer after termination or otherwise.

11. Relocation

      The Employee understands the importance to the Corporation of his relocating with his family to the metropolitan area where the Corporation's principal offices are located and will use


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good judgment and discretion, taking into account all relevant factors, toward completion of such a move after June 30, 2002. Prior to the date that the Employee relocates, the Corporation will provide the Employee with an apartment and a per diem. The Employee agrees to spend an average of three business days a week in the Corporation's offices in the Greater Toronto Area. The parties acknowledge that prior to relocating, the Employee's principal office will be located in Bethesda Maryland. The Corporation will reimburse the Executive for all relocation and out of pocket moving expenses to a maximum of $50,000.

12. Non-Competition

      The Employee shall not, during the (i) Employment Period; (ii) the Restricted Period; and (iii) for a period of one year following the Restricted Period, directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, director or shareholder:

12.1. be engaged in any undertaking;

12.2. have any financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person which carries on a business in Canada and the United States; or

12.3. advise, lend money to, guarantee the debts or obligations of or permit the use of the Employee's name or any parts thereof by any Person engaged in the refractive laser corrective surgery business or which competes or competed directly or indirectly with the Corporation or any of its Subsidiaries, in Canada and the United States, during the Employment Period or at the end thereof, as the case may be. Notwithstanding the foregoing, nothing herein shall prevent the Employee from owning not more than 5% of the issued shares of a corporation, the shares of which are listed on a recognized stock exchange or traded in the over the counter market in


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Canada or the United States, which carries on a business which is the same as or substantially similar to or which competes with or would compete with the business of the Corporation or any of its Subsidiaries.

13. No Solicitation of Patients, Customers or Suppliers

      The Employee shall not, during (i) the Employment Period; (ii) the Restricted Period; and (iii) for a period of 1 year following the Restricted Period, directly or indirectly, contact or solicit any patients, customers or suppliers of the Corporation or any of its Subsidiaries for the purpose of selling to those patients or customers or buying from any suppliers any products or services which are the same as or substantially similar to, or in any way competitive with, the refractive laser corrective surgery products or services sold by the Corporation or any of its Subsidiaries during the Employment Period or at the end thereof, as the case may be. For the purpose of this section, a designated patient or customer means a Person who was a patient or customer of the Corporation or of any of its Subsidiaries during some part of the Employment Period.

14. No Solicitation of Employees

      The Employee shall not, during (i) the Employment Period; (ii) the Restricted Period; and (iii) a period of one year following the Restricted Period, directly or indirectly, employ or retain as an independent contractor any employee of the Corporation or any of its Subsidiaries or induce or solicit, or attempt to induce, any such person to leave his/her employment.

15. Confidentiality

      The Employee shall not, either during the Employment Period or at any time thereafter, directly or indirectly, use or disclose to any Person any Confidential Information; provided,


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however, that nothing in this section shall preclude the Employee from disclosing or using Confidential Information if:

15.1. the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement; or

15.2. disclosure of the Confidential Information is required to be made by any law, regulation, governmental body, or authority or by court order.

The Employee acknowledges and agrees that the obligations under this section are to remain in effect in perpetuity and shall exist and continue in full force and effect notwithstanding any breach or repudiation, or alleged breach or repudiation, by the Corporation of this Agreement.

16. Remedies

      The Employee acknowledges that a breach or threatened breach by the Employee of the provisions of any of sections 12 to 15 inclusive will result in the Corporation and its shareholders suffering irreparable harm which is not capable of being calculated and which cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Employee agrees that the Corporation shall be entitled to temporary and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation may become entitled.

17. Notices

      Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided, except that any notice of termination by the Corporation under section 8 or section 10 shall be hand-delivered or given by


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registered mail. Any such notice or other communication, if mailed by prepaid first-class mail, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if mailed by registered mail, shall be deemed to have been received on the day such mail is delivered by the post office, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

      a) if to the Employee:

            with a copy to:

            if to the Corporation:

            TLC The Laser Center Inc.
            5600 Explorer Drive Suite 301
            Mississauga, Ontario
            L4W 4Y2

            Attention:         Chief Executive Officer
            Telecopier number: (905) 602-2025

            with a copy to:

            Howard J. Gourwitz, Esquire
            2000 Town Center
            Suite 1400
            Southfield, Michigan 48075-1147
            Telecopier number: (248) 353-3981

18. Headings

      The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

19. Invalidity of Provisions


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      Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

20. Entire Agreement

      This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements, if any, written or oral, with respect to the Employee's employment by the Corporation and any rights which the Employee may have by reason of any such prior agreement or by reason of the Employee's prior employment, if any, by the Corporation. There are no warranties, representations or agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement.

21. Waiver, Amendment

      Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

22. Currency

      Except as expressly provided in this Agreement, all amounts in this Agreement are stated and shall be paid in U.S. currency.

23. Governing Law


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      This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to its conflict of laws rules, which are deemed inapplicable herein. The parties hereto each consent to the personal jurisdiction of the federal and state courts of the State of Michigan.

24. Counterparts

      This Agreement may be signed in counterparts, and each of such counterparts shall constitute an original document, and such counterparts, taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF the parties have executed this Agreement.


                                           /s/ Thomas G. O'Hare
                                           -------------------------------------
                                           Thomas G. O'Hare

                                           TLC THE LASER CENTER INC.


                                           By: /s/ Elias Vamvakas
                                               ---------------------------------
                                               Elias Vamvakas
                                               Chief Executive Officer


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                                  SCHEDULE 2.1

                                 Job Description

TITLE:              President & Chief Operating Officer

REPORTS TO:         Chief Executive Officer

FUNCTIONAL REPORTS: VP Operations
                    VP Human Resources
                    VP Information Systems
                    VP Marketing
                    VP Clinical Affairs
                    VP Licensing/Acquisitions
                    Chief Financial Officer (also reports to C.E.O.) General Counsel (also reports to C.E.O.)

OVERALL REMIT

To oversee all daily operational aspects of the organization to ensure the achievement of budgeted levels of profitability and attainment of strategic growth to ensure shareholder value.

KEY DUTIES/RESPONSIBILITIES

The President and COO is responsible for:

o Full profit and loss for the Company which includes overseeing functional areas such as marketing, operations, human resources, information systems, clinical affairs, finance and development. The need to realize cost efficiencies in driving the operation of the business. Improve performance of business and enhance the share price that the Company currently enjoys.

o Work with the C.E.O. in the development of, and then lead the implementation of, an effective, successful, strategic and tactical plan to ensure the long-term success of the Company.

o Increase the level of quality service and patient care within all locations.

o Ensure that technology both within the existing infrastructure and from the clinical perspective is state-of-the art, to enhance the service provided.

o Develop and continue to implement performance management criteria and systems, succession planning, recruitment and training and development within the organization and continue to reinforce positive organizational values and culture.

o Working with others (particularly the VP, Marketing) in creating greater brand awareness.

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                                      -2-


o Regularly update and meet directly with the CEO and the Board on the operational strengths and potential areas of concern within the organization and the business.

o     Ensure consistency of policies across the organization.

o Ensure the effective integration and assimilation of newly-acquired companies.

o Assist the CEO to develop strategic plans and relationships with key partners to ensure that the business continues to grow successfully.

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                                  SCHEDULE 5.2

                               Bonus Remuneration

                         Performance Bonus Remuneration

In respect of each Year of Employment during the Employment Period, the Executive shall be entitled to receive a maximum of fifty (50%) percent of his salary as bonus remuneration based upon performance criteria agreed upon by the Executive and the Corporation's Compensation Committee, as approved by the Corporation's Board of Directors. Each performance bonus earned by the Executive shall be paid within thirty (30) days after final calculation.

For the first Year of Employment, the Executive will be entitled to the maximum performance bonus remuneration if he has satisfactorily completed substantially all of the following items:

      1. A complete review of all management personnel and made appropriate recommendations;

      2. A complete review of the current organizational structure and made appropriate recommendations;

      3. The development and implementation of an effective, successful strategic and tactical plan with measurable milestones and time lines to ensure the long-term success of the Corporation;

      4. Development and implementation of performance management criteria and systems with appropriate tracking mechanisms;

      5. Review the operational cost structure of the Corporation and make appropriate recommendations;

      6. Develop key performance indicators;

      7. Establish effective market and brand positioning;

      8. Create as needed cross-functional "hot teams" to address short-term urgent issues; and

      9. Influence changes in the culture, organization and management of the Corporation so that the Corporation will be:

            a. Employee centered;
            b. Patient focused;
            c. Collaborative and consensual;
            d. Based on a service profit model;

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                                      -2-


            e. A servant leadership management group;

For the first Year of Employment, the Corporation's Compensation Committee shall make a recommendation to the Corporation's Board of Directors as to the appropriate percentage of performance bonus remuneration to which the Executive shall be entitled. The Corporation's Board of Directors shall make the final determination as to the amount of performance bonus remuneration to be paid to the Executive.

The appropriate performance criteria for each successive Year of Employment will be quantitative (i.e. based upon same center procedures and/or productivity on a comparable basis, improvement in the areas of EBITDA, EPS, stock price, etc., quality of service and patient and employee satisfaction measurements) and will be finalized and reduced to writing as an amendment to this Agreement by the Executive and the Corporation's Compensation Committee, as approved by the Corporation's Board of Directors, within the sixty (60) day period prior to the start of each successive Year of Employment.

TLC LASER EYE CENTERS INC.

                                  SCHEDULE 5.4

                                    Benefits

o     Standard TLC Benefits

o     U.S. health insurance benefits for the Employee and his dependents

o Reimbursement for personal LTD coverage to a maximum income replacement coverage of $195,000 per annum

o     $20,000 per year for a split dollar life insurance policy

o     $700 per month car allowance